UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2011 Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to Employment Agreement of President and Chief Executive Officer

On November 30, 2011, DuPont Fabros Technology, Inc. (the “Company”) amended and restated the employment agreement of Hossein Fateh, President and Chief Executive Chairman of the Company (the “Fateh Employment Agreement”), to revise the provisions of the Fateh Employment Agreement related to its term. As amended, the Fateh Employment Agreement will provide for a three-year term, with no provision for renewal. Prior to this amendment, the Fateh Employment Agreement provided that, upon expiration of the initial term or any renewal term, the term of the agreement would be renewed for an additional one-year term automatically unless either party notified the other party that it did not wish to renew the term. Other than as described above, the terms of the Fateh Employment Agreement are the same in all material respects.

The foregoing description of the Fateh Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Fateh Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Employment/Severance Agreements of Other Executive Officers

On November 30, 2011, the Company amended the employment agreement of Mark L. Wetzel, Executive Vice President, Chief Financial Officer and Treasurer of the Company, and the respective severance agreements of Richard A. Montfort, Jr., General Counsel and Secretary of the Company, and Jeffrey H. Foster, Chief Accounting Officer of the Company, to revise provisions of each respective agreement related to the termination of employment upon death or disability of the executive. As amended, each respective agreement provides that, in the event of the death of the executive who is a party thereto, or the termination of such executive’s employment due to disability, all stock options, common stock subject to forfeiture, restricted stock units and other equity awards held by the executive at the time of his termination of employment that would have become vested and exercisable or free from repurchase restrictions, as applicable, during the twelve (12) month period commencing on the date of termination if the executive had remained employed during such period shall become vested and exercisable or free from such repurchase restrictions. Other than as described above, the terms of the respective agreements of Messrs. Wetzel, Montfort and Foster are the same in all material respects.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to each of the amendments, which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Employment Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

10.2	Third Amendment to Employment Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Mark L. Wetzel

10.3	First Amendment to Severance Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Richard A. Montfort, Jr.

10.4	First Amendment to Severance Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Jeffrey H. Foster

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 5, 2011	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	Second Amended and Restated Employment Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

10.2	Third Amendment to Employment Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Mark L. Wetzel

10.3	First Amendment to Severance Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Richard A. Montfort, Jr.

10.4	First Amendment to Severance Agreement, dated December 1, 2011, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Jeffrey H. Foster